UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2013

CAROLINA BANK HOLDINGS, INC.

______________________________________________________________________________

(Exact name of registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(State or other jurisdiction	(Commission File Number)	(IRS Employer
	of incorporation)	Identification No.)

101 North Spring Street, Greensboro, NC	27401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 288-1898

Not Applicable

______________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2013, Carolina Bank Holdings, Inc. (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”). There were four proposals submitted to shareholders at the Annual Meeting. In the case of Proposal 1, all of the nominees were approved and elected to serve on the Registrant’s Board of Directors. The other proposals were also approved by the shareholders entitled to vote at the Annual Meeting. The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 10, 2013.

The voting results were as follows:

Proposal 1: Proposal to elect four members of the Board of Directors for terms of three years and one member of the Board of Directors for a term of one year.

Directors Elected	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Three-Year Terms
Susan Alt	1,914,861	76,855	--	961,209
Robert T. Braswell	1,915,083	76,633	--	961,209
Gary N. Brown	1,915,361	76,355	--	961,209
James E. Hooper	1,987,591	4,125	--	961,209
One-Year Term
Michael F. Bumpass	1,914,493	77,223	--	961,209

Proposal 2: Proposal to ratify a non-binding shareholder resolution regarding executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,590,803	354,398	46,515	961,209

Proposal 3: Proposal to ratify a non-binding shareholder resolution regarding the frequency of future advisory votes on executive compensation.

One Year	Two Years	Three Years	Abstentions
569,024	47,425	1,296,982	78,285

Proposal 4: Proposal to ratify the appointment of Elliott Davis, PLLC as the Registrant’s independent registered public accounting firm for 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,935,071	4,346	13,508	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

By:	/s/ Robert T. Braswell
Robert T. Braswell
President and Chief Executive Officer

Dated: May 24, 2013